


<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund II L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                      10,606,680
<SECURITIES>                                         0
<RECEIVABLES>                                   32,410<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              10,845,654<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                10,845,654<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,559,110<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,016,022
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                543,088
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            543,088
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   543,088
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $32,410.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $206,564.
<F3>Liabilities include redemptions payable of $239,703, accrued management fees of $27,114 and accrued incentive fee of $3,871.
<F4>Total revenues include realized trading revenue of $2,694,659, net change in unrealized of $(1,542,785), and interest income of $407,236.

